As filed with the Securities and Exchange Commission on July 28, 2006
                                                 Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-3

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933
                              ____________________

                            AMS HEALTH SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

           Oklahoma                                      73-1323256
--------------------------------                     ----------------------
 (State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                      Identification Number)

                              711 N.E. 39th Street
                          Oklahoma City, Oklahoma 73105
                                 (405) 842-0131
--------------------------------------------------------------------------
Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Jerry W. Grizzle
                 Chairman, President and Chief Executive Officer
                              711 N.E. 39th Street
                          Oklahoma City, Oklahoma 73105
                                 (405) 842-0131
 ------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              ____________________

                                   COPIES TO:

                            David J. Ketelsleger Esq.
                                  McAfee & Taft
                           A Professional Corporation
                         211 North Robinson, Suite 1000
                          Oklahoma City, Oklahoma 73102
                                 (405) 235-9621

                              ____________________

Approximate date of commencement of proposed sale of the securities to the public:
 From time to time after the effective date of this registration statement.

                              ____________________

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. [ ]

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. [ ]

                              --------------------

                         CALCULATION OF REGISTRATION FEE
                                                                      Proposed Maximum    Proposed Maximum
            Title of Each Class of                     Amount to       Offering Price         Aggregate           Amount of
          Securities to be Registered                be Registered       Per Unit<F4>     Offering Price<F4>  Registration Fee
-----------------------------------------            -------------    ----------------    -----------------   ----------------
Common stock, par value $0.0001 per share               388,014<F1>        $0.57             $221,167.98          $23.66
Common stock, par value $0.0001 per share               495,543<F2>        $0.57             $282,459.51          $30.22
Common stock, par value $0.0001 per share               250,000<F3>        $0.57             $142,500             $15.25
TOTAL                                                 1,133,557            $0.57             $646,127.49          $69.13

<F1>
     Represents 4.99% of the Company's outstanding common stock, which is currently issuable to Laurus Master Fund, Ltd. upon
     (i) the exercise of that certain Common Stock Purchase Warrant dated June 28, 2006, and (ii) the conversion of that certain Secured Convertible Term Note dated June 28, 2005.
<F2>
     Represents shares issuable upon exercise of a warrant to purchase shares of the Company's common stock issued to
     Ascendiant Securities, LLC.
<F3>
     Represents 250,000 shares of restricted stock issued to Ascendiant Capital Group, LLC
<F4>
     Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of AMS Health Sciences, Inc. common stock as reported on the American Stock Exchange on July 24,
     2006.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

PROSPECTUS

                                1,133,557 Shares

                            AMS Health Sciences, Inc.

                                  Common Stock

                              ____________________

    The selling shareholders described in the section entitled "Selling Shareholders" beginning on page 3 of this prospectus may offer from time to time up to an aggregate of 1,133,557 shares of our common stock consisting of shares of our common stock that may be issued upon exercise of our outstanding warrants, that may be issued upon conversion of our secured convertible term note and of shares of our restricted stock. We will not receive any proceeds from the sale of shares by the selling shareholders.

                              ____________________

    Our common stock is quoted on the American Stock Exchange under the symbol AMM.

    For information on the possible methods of sale that may be used by the selling shareholders, you should refer to the section entitled "Plan of Distribution" beginning on page 4 of this prospectus.

    Our address is 711 N.E. 39th Street, Oklahoma City, Oklahoma 73105 and our telephone number is (405) 842-0131.

    You should read this prospectus and any prospectus supplement carefully before you invest.


    See "Risk Factors" beginning on page 2 for a discussion of matters that you should consider before investing in these securities.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ____________________

               The date of this prospectus is ____________, 2006.

                                TABLE OF CONTENTS

About this Prospectus.....................................................i
Where You Can Find More Information.......................................i
Incorporation of Certain Documents by Reference..........................ii
Prospectus Summary........................................................1
Risk Factors..............................................................2
Forward Looking Statements................................................2
Use of Proceeds...........................................................3
Selling Shareholders......................................................3
Plan of Distribution......................................................4
Indemnification of Directors and Officers.................................7
Legal Matters.............................................................7
Experts...................................................................7

                              ____________________

                              ABOUT THIS PROSPECTUS

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.


                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the Commission. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the Commission, at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the Commission at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on its public reference rooms. The Commission also maintains a web site that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov).

     We have filed with the Commission a registration statement and related exhibits on Form S-3 under the Securities Act of 1933, as amended. This prospectus, which is a part of the registration statement, omits certain information contained in the registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, we refer you to that exhibit for a more complete description of the matter involved, and each statement is deemed qualified in its entirety to that reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Commission allows us to incorporate by reference in this prospectus the information we file with the Commission. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents filed with the Commission pursuant to Section 13 and other Sections of the Securities Exchange Act of 1934, excluding any information furnished and not filed with our current reports incorporated herein by reference:

     o Annual Report on Form 10-KSB for the year ended December 31, 2005 filed April 3, 2006;

     o Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006 filed May 15, 2006;

     o Current Reports on Form 8-K filed with the Commission January 5, 2006, January 17, 2006, January 31, 2006, February 16, 2006, March 20, 2006,
          April 12, 2006, May 17, 2006 and July 5, 2006;

     o Description of our common stock contained in our registration statement on Form S-1 filed with the Commission on March 12, 2004, including the amendments thereto described in our proxy statement (No.000-50682), filed April 18, 2006, and any amendments or reports filed for the purpose of updating such description; and

     o All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering of securities.

     Potential investors may obtain a copy of any of the agreements summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings without charge by written or oral request directed to AMS Health Sciences, Inc., Attention: Robin Jacob, Secretary, 711 N.E. 39th Street, Oklahoma City, Oklahoma 73105.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled "Risk Factors" and the documents that we incorporate by reference into this prospectus, before making an investment decision.

     AMS Health Sciences, Inc., or AMS, began operations in 1987, and through a corporate reorganization in 1995, became an Oklahoma corporation. In this prospectus the terms "Company", "us", "we", "our" and "its" are used as references to AMS. We develop and distribute performance-based nutritional, weight loss and personal care products. We distribute our products through a network marketing system using independent distributors that we refer to as "associates."

     Network marketing appeals to a wide cross-section of people, particularly those seeking to supplement income, start a home-based business, or pursue entrepreneurial opportunities other than conventional full-time employment. We consider our attractive compensation plan and monthly cash bonus pools, along with trips, prizes and incentives, to be attractive components of the AMS network marketing system.

     Our marketing plan is designed to provide associates financial incentives to build and manage a team of recruited associates in their downline organization.


     On an ongoing basis, we review our product line for duplication and sales movement and make adjustments accordingly. As of December 31, 2005, our primary product lines consisted of:

     o    24 nutritional products;

     o    5 weight management products; and

     o    33 personal care products consisting primarily of skin care products.

     Our products are manufactured by various manufacturers pursuant to formulations developed for us and are sold to our independent associates located in all 50 states, the District of Columbia, Puerto Rico and Canada.

     We believe that our network marketing system is ideally suited to market nutritional, weight management and personal care products because sales of such products are strengthened by ongoing personal contact between associates and their customers. Associates are given the opportunity through sponsored events and training sessions to network with other associates, develop selling skills and establish personal goals. We supplement monetary incentives with other forms of recognition in order to further motivate and foster an atmosphere of excitement throughout our associate network.

     Our offices are located at 711 N.E. 39th Street, Oklahoma City, Oklahoma 73105, and our telephone number is (405) 842-0131.


                                  The Offering

     On June 28, 2006, we issued a Secured Convertible Term Note to Laurus Master Fund, Ltd. ("Laurus") in the aggregate principal amount of $2,000,000 (the "Note"). The Note bears interest at a per annum rate equal to the prime rate (as published in the Wall Street Journal from time to time) plus three percent (3.0%); provided, however that the interest rate may not be less than ten percent (10.0%). Both the interest and the principal of the Note are convertible into shares of our common stock at an initial fixed conversion price of $0.51 per share (the "Initial Conversion Price").

     In connection with the issuance of the Note, we issued Laurus a Common Stock Purchase Warrant granting Laurus the right to purchase 2,272,727 shares of our common stock at an exercise price of $0.53 per share.

     Laurus is prohibited from converting the Note or exercising its warrants if such conversion would result in Laurus beneficially owning more than 4.99% of our common stock. Laurus can waive this restriction upon 61 days notice to us. Additionally, this restriction becomes automatically null and void upon an event of default under the Note. As a result, we are registering an aggregate of 388,014 shares of our common stock that is issuable upon conversion of the Note or exercise of the warrants held by Laurus, which represents 4.99% of our outstanding common stock.

     We also issued a common stock purchase warrant to Ascendiant Securities, LLC to purchase 495,543 shares of our common stock at an exercise price of $0.51 per share. Additionally, we issued Ascendiant Capital Group, LLC 250,000 shares of our common stock. We are registering all of the shares issued or issuable to the Ascendiant companies in the registration statement of which prospectus is a part.

     We are registering the shares to permit the selling shareholders to offer these shares for resale from time to time.


                                  RISK FACTORS

     A discussion of the risk factors relating to an investment in us is included in our Annual Report on Form 10-KSB filed with the Commission on April 03, 2006, which is incorporated herein by reference. You should carefully consider the risk factors discussed in the Annual Report, together with all of the other information included in this prospectus, before you decide to purchase shares of our common stock.


                           FORWARD-LOOKING STATEMENTS

     We believe that certain information contained, or incorporated by reference, in this prospectus constitutes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology such as "anticipates", "believes", "expects", "may", "will", or "should" or other variations thereon, or by discussions of strategies that involve risks and uncertainties. Our actual results or industry results may be materially different from any future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include general economic and business conditions; our ability to implement our business and acquisition strategies; changes in the network marketing industry and changes in consumer preferences; competition; availability of key personnel; increasing operating costs; unsuccessful advertising and promotional efforts; changes in brand awareness; acceptance of new product offerings; changes in, or the failure to comply with, government regulations (especially food and drug laws and regulations); our ability to obtain financing for future acquisitions and other factors. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

     You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.


                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of our common stock by the selling shareholders.


                              SELLING SHAREHOLDERS

     The following table sets forth the name of the selling shareholders, the number of shares of our common stock beneficially owned by the selling shareholders as of the date of this prospectus and following the offering and the percentage of our outstanding shares common stock beneficially owned by the selling shareholders as of the date of this prospectus and following the offering.

     We are registering all of the shares covered by this prospectus on behalf of the selling shareholders in accordance with a registration rights agreement. This prospectus also covers any additional shares of common stock that become issuable in connection with the shares being registered by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of our common stock. We are registering the shares to permit the selling shareholders to offer these shares for resale from time to time. Because the selling shareholder may sell all, some or no part of their respective shares of our common stock covered by this prospectus, we cannot determine with certainty the number of shares of our common stock that will be held by the selling shareholder upon the termination of this offering. For more information, see "Plan of Distribution."

                                               Shares Beneficially Owned          Shares Beneficially Owned
                                                    Before Offering                      After Offering
                                            ----------------------------        ----------------------------
                                                                Percent                            Percent
Selling Shareholders                          Number            of Class        Number<F3>         of Class
--------------------                        -----------         --------        ----------         ---------
Laurus Master Fund, Ltd.                    388,014<F1>           4.99%              0                0%
Ascendiant Securities, LLC                  495,543<F2>           6.37%              0                0%
Ascendiant Capital Group, LLC               250,000               3.22%              0                0%
Total                                     1,133,557              14.58%              0                0%
________________

<F1>
     Assumes either the conversion of the Note or the exercise of warrants for up to 4.99% of the Company's common stock, which is the fullest extent currently permitted to be exercised or converted by Laurus.
<F2>
     Assumes the exercise of the warrant for the maximum amount of shares issuable under the warrant.
<F3>
     Assumes that all of the shares registered in this prospectus are sold by the selling shareholders.

     None of the selling shareholders listed above has, or within the past three years, has had, any position, office or other material relationship with us or any of our predecessors or affiliates. In addition, the selling shareholders identified above may have sold, transferred or otherwise disposed of all or a portion of such securities since the date indicated in transactions exempt from the registration requirements of the Securities Act. The selling shareholders may sell all, part or none of the securities listed above.


                              PLAN OF DISTRIBUTION

     Any selling shareholder may sell any of the securities being offered under this prospectus in any one or more of the following ways from time to time:

     o    through agents;

     o    to or through underwriters;

     o    through dealers; and

     o    directly to one or more purchasers.

    The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Securities may also be offered or sold through depositary receipts issued by a depositary institution.

                                     Agents

     Offers to purchase securities may be solicited by agents designated by any selling shareholder from time to time. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

                                  Underwriters

     If securities are sold by any selling shareholder by means of an underwritten offering, the selling shareholder will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in a related prospectus supplement. That prospectus supplement and this prospectus will be used by the underwriters to make resales of the securities. If underwriters are used in the sale of any securities in connection with this prospectus, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed prices or at varying prices determined by the underwriters and the selling shareholders at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are used in the sale of securities, unless otherwise indicated in a related prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to some conditions precedent and that with respect to a sale of these securities the underwriters will be obligated to purchase all such securities if any are purchased.

     The selling shareholders may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

                                     Dealers

     If a dealer is utilized by any selling shareholder in the sale of the securities in respect of which this prospectus is delivered, the selling shareholder, as applicable, will sell these securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement relating to those offers and sales.

                                  Direct Sales

     The selling shareholders may also sell offered securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any sales of this type will be described in a prospectus supplement.

     Securities may also be offered and sold, if so indicated in the related prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment in connection with their terms, or otherwise, by one or more "remarketing firms," acting as principals for their own accounts or as agents for any selling shareholder. Any remarketing firm will be identified and the terms of its agreement, if any, with us and/or any selling shareholders and its compensation will be described in a related prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed by them.

                           Delayed Delivery Contracts

     If so indicated in a related prospectus supplement, any selling shareholder may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from the selling shareholder at the offering price set forth in a related prospectus supplement as part of delayed delivery contracts providing for payment and delivery on the date or dates stated in a related prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in a related prospectus supplement. A commission indicated in a related prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by the selling shareholders.

                               General Information

     The selling shareholders may have agreements with the agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, underwriters, dealers and remarketing firms may be required to make.

     Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, any selling shareholders in the ordinary course of their businesses.

     The place, time of delivery and other terms of the sale of the offered securities will be described in the applicable prospectus supplement.

     In order to comply with the securities laws of some states, if applicable, the securities offered hereby will be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

     Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 1031 of the Oklahoma General Corporation Act, under which act we are incorporated, authorizes the indemnification of officers and directors in certain circumstances. Article Twelfth of our Amended and Restated Certificate of Incorporation, as well as Article IX of our Bylaws, provide indemnification of directors, officers and agents to the extent permitted by Oklahoma General Corporation Act. These provisions may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                                  LEGAL MATTERS

     McAfee & Taft A Professional Corporation, Oklahoma City, Oklahoma will issue an opinion to us about certain legal matters relating to the securities.


                                     EXPERTS

     The consolidated balance sheets of AMS Health Sciences, Inc. as of December 31, 2005 and the related consolidated statements of operations, stockholder's equity and cash flows for the year ended December 31, 2005 have been incorporated by reference in this prospectus in reliance upon the report of Cole & Reed P.C. independent public accountants, incorporated herein by reference and upon the authority of said firm as experts in accounting and auditing.

     The consolidated balance sheet of AMS Health Sciences, Inc. as of December 31, 2004 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2004 appearing in the Annual Report on Form 10-KSB for the year ended December 31, 2005 have been audited by Grant Thornton LLP, independent registered public accounting firm, as set forth in their report with respect thereto. Such financial statements have been incorporated herein by reference in reliance upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The expenses to be paid by the registrant in connection with the distribution of the securities being registered are as set forth in the following table:

     Securities and Exchange Commission Fee...................   $69.13
     *Legal Fees and Expenses.................................   $5,000
     *Accounting Fees and Expenses............................   $1,000
     *Total...................................................$6,069.13
_______________

* Estimated.

Item 15.  Indemnification of Directors and Officers

     The information contained under the heading "Indemnification" in the prospectus is incorporated herein by reference.

Item 16.  Exhibits

    Exhibit
     Number                                 Description
-----------------     ---------------------------------------------------------
3(i)                  Amended and Restated Certificate of Incorporation
                      filed as Exhibit 3.1 to the registration statement on Form SB-2 (Registration No. 333-47801) filed with the
                      Commission on March 11, 1998, incorporated herein by reference

3(ii) Bylaws, filed as Exhibit 3.2 to the registration statement on Form SB-2 (Registration No. 333-47801) filed with the Commission on March 11, 1998, incorporated herein by reference

5*                    Opinion of McAfee & Taft A Professional Corporation

23.1*                 Consent of Cole & Reed, P.C.

23.2*                 Consent of Grant Thornton LLP

23.3*                 Consent  of  McAfee  & Taft A  Professional  Corporation
                      (included in Exhibit 5)

24*                   Power of Attorney (included on signature page)
__________________

*    Filed herewith


Item 17.  Undertakings

     Pursuant to Item 512(a) of Regulation S-B, the undersigned small business issuer hereby undertakes to:

          (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) Include any additional or changed material on the plan of distribution;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

          (2) For the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.


     Pursuant to Item 512(e) of Regulation S-B:

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 28th day of July, 2006.

(Registrant)                    AMS HEALTH SCIENCES, INC.

                                By:    /s/ Jerry W. Grizzle
                                Name:  Jerry W. Grizzle
                                Title: Chairman, President and
                                       Chief Executive Officer

                                By:    /s/ Robin L. Jacob
                                Name:  Robin L. Jacob
                                Title: Chief Financial Officer, Vice President,
                                       Secretary and Treasurer
                                       (Principal Accounting Officer)


     We, the undersigned officers and directors of AMS Health Sciences, Inc. (hereinafter the "Company"), hereby severally constitute Jerry W. Grizzle and Robin L. Jacob, and each of them, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, and in our names as officers or directors, or both, of the Company, this registration statement on Form S-3 (and any and all amendments thereto, including post-effective amendments) to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                              Title                   Date
---------                              -----                   ----

/s/ Jerry W. Grizzle                   Director                July 28, 2006
Jerry W. Grizzle


/s/ Robin L. Jacob                     Director                July 28, 2006
Robin L. Jacob


/s/ M. Thomas Buxton III               Director                July 28, 2006
M. Thomas Buxton III


/s/ Steven M. Dickey                   Director                July 28, 2006
Steven M. Dickey


                                       Director
Stephen E. Jones


                                            INDEX TO EXHIBITS


Exhibit
 Number                           Description                                    Method of Filing
---------     -------------------------------------------------------      -----------------------------
 3(i)         Amended and Restated Certificate of Incorporation            Incorporated by reference

 3(ii)        Bylaws                                                       Incorporated by reference

 5            Opinion of McAfee & Taft A Professional Corporation          Filed electronically herewith

23.1          Consent of Cole & Reed, P.C.                                 Filed electronically herewith

23.2          Consent of Grant Thornton LLP                                Filed electronically herewith

23.3          Consent  of  McAfee  & Taft A  Professional  Corporation     Filed electronically herewith
              (included in Exhibit 5)

 24           Power of Attorney (included on signature page)               Filed electronically herewith
